UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

888) 887-4449
(Registrant's telephone number, including area code)

Universal Holdings, Inc.
PO Box 8851, Rocky Mount, NC 27804
(252) 407-7782

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 27, 2010, the Company entered into an amended and restated employment agreement with each of Roger A. Parker and Jeffrey A. Beunier.

Under his amended and restated employment agreement Mr. Parker will continue to receive an annual base salary of $240,000 and be eligible for an annual cash bonus based on performance goals that may include targets related to earnings before interest taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts, with a targeted bonus of no less than $100,000 (with board approval).  Mr. Parker also receives a monthly, non-accountable expense reimbursement of $7,500, for expenses related to company business. There was no change to the terms of Mr. Parker’s previous grants totaling 5,500,000 shares of our common stock that vest on January 1, 2011.  The shares vest immediately upon a change of control or if Mr. Parker's services as chief executive officer and board chairman are terminated other than for cause or by Mr. Parker. Mr. Parker's agreement permits Mr. Parker to engage in other business activities in the energy industry as long as such activities do not unreasonably or materially interfere with the performance of Mr. Parker’s duties for the Company.

Under his amended and restated employment agreement Mr. Beunier will continue to receive an annual base salary of $225,000 and be eligible for an annual cash bonus based on performance goals that may include targets related to earnings before interest taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts, with a targeted bonus of no less than $100,000 (with board approval).  There was no change to the terms of Mr. Beunier’s previous grants totaling 2,100,000 shares of our common stock.  50% of his granted shares vest on January 1, 2011 and the remaining shares will vest in six equal amounts on the first day of each calendar quarter commencing on April 1, 2011 and ending on July 1, 2012.  The shares vest immediately upon a change of control or if Mr. Beunier's services as president and chief financial officer are terminated other than for cause or by Mr. Beunier.  Mr. Beunier's agreement permits Mr. Beunier to engage in other business activities in the energy industry as long as such activities do not unreasonably or materially interfere with the performance of Mr. Beunier’s duties for the Company.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1 10.2	Amended and Restated Employment Agreement with Roger A. Parker Amended and Restated Appointment Agreement with Jeffrey A. Beunier

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: October 1, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Financial Officer